Exhibit 99.1

Inspyr Therapeutics Appoints Ronald Shazer, M.D., as Senior Vice President and Chief Medical Officer

SAN ANTONIO (August 8, 2016) – Inspyr Therapeutics, Inc. (OTCQB: NSPX), a clinical-stage biotechnology company developing novel prodrug therapeutics for the treatment of cancer, announces the appointment of Ronald Shazer, M.D. as Senior Vice President and Chief Medical Officer (CMO) effective immediately. Dr Shazer will lead the clinical development of mipsagargin.

“Ron’s experience in leading the development of novel oncology therapeutics makes him ideal to lead our development efforts at Inspyr Therapeutics,” said Chris Lowe, President and CEO of Inspyr Therapeutics. “Our near-term priority is to accelerate our clinical development activities and Ron’s deep understanding of oncology will be a valuable addition to the organization.”

“I’m delighted to join Inspyr Therapeutics and look forward to advancing the clinical development of mipsagargin,” said Dr. Shazer. “This prodrug represents a fresh approach to oncology therapeutics by delivering a potent, plant-derived toxin directly to tumors without the side effects associated with conventional cancer therapies. Mipsagargin is activated by the enzyme PSMA, which is over expressed in various types of solid tumors, making it a potentially effective therapeutic for multiple types of cancer.”

Dr. Shazer most recently was CMO of Tracon Pharmaceuticals, a clinical-stage biopharmaceutical company developing targeted therapeutics for cancer. He previously was Senior Director, Clinical Lead Oncology at Pfizer, where he led the clinical development of multiple oncology compounds including antibody drug conjugates, dual targeting T-cell engaging antibodies and immuno-oncology small molecules. Prior to Pfizer, he was Director, Clinical Research Oncology at Bristol-Myers Squibb and served as the study lead on the registration study for elotuzumab (EmplicitiTM), a therapy for multiple myeloma that subsequently received FDA approval. He also served as Head of Clinical Development at Arena Pharmaceuticals during which time that company filed a new drug application (NDA) for lorcaserin (Belviq®).

Dr. Shazer previously held academic positions in the Department of Medicine at the University of California, San Diego, University of California, Los Angeles School of Medicine and Cedars-Sinai Medical Center. He received his B.A. in Economics from the University of California, San Diego, M.D. from New York Medical College, and MBA from the Anderson School of Management, University of California, Los Angeles. He completed his residency in internal medicine at Cedars-Sinai Medical Center in 2004.

About Inspyr Therapeutics

Inspyr Therapeutics, Inc. (formerly known as GenSpera, Inc.) is developing a novel technology platform that combines a powerful cytotoxin (thapsigargin) with a patented prodrug delivery system that targets the release of drugs within solid tumors without the side effects of chemotherapeutic agents. Mipsagargin, its lead drug candidate, has been studied in a Phase 2 clinical trial in patients with hepatocellular carcinoma (liver cancer) and has been granted Orphan Drug designation by the U.S. Food and Drug Administration (FDA) in this indication. Mipsagargin is currently being evaluated in an open-label, single-arm, Phase II clinical study in patients with glioblastoma (brain cancer) and is also being evaluated in two Phase II clinical pilot studies in patients with prostate and clear cell renal cancer. For additional information on Inspyr Therapeutics, visit www.inspyrtx.com

Cautionary Statement Regarding Forward-Looking Information

This communication may contain forward-looking statements. Investors are cautioned that statements in this document regarding potential applications of Inspyr Therapeutics’ technologies or the future prospects of the company constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights and the acceptance of Inspyr Therapeutics’ proposed therapies by the health community. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties will be detailed from time to time in Inspyr Therapeutics' periodic reports filed with the Securities and Exchange Commission.

Investor Contacts:

LHA

Jody Cain

jcain@lhai.com

310-691-7100

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